EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

INTERACTIVE BRAND DEVELOPMENT, INC. (FORMERLY CARE CONCEPTS I, INC.)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Interactive Brand Development, Inc. (formerly Care Concepts I, Inc.) (the "Company") of our report dated March 22, 2004, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


/s/ Jewett, Schwartz & Associates
---------------------------------


Hollywood, Florida

December 28, 2004